UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2015

MW Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55356	47-2259704
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2110 Beechmont Avenue, Cincinnati, Ohio		45230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (513) 231-7871

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 29, 2015, MW Bancorp, Inc. (the “Company”), the stock holding company for Mt. Washington Savings Bank (the “Bank”), issued a press release announcing that it completed its stock offering in connection with the mutual-to-stock conversion of the Bank on January 29, 2015. The Company sold 876,163 shares of common stock at $10.00 per share in its subscription offering for gross proceeds of approximately $8.8 million, including 70,093 shares purchased by the Bank’s employee stock ownership plan. The Company’s press release is included as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MW BANCORP, INC.
DATE: February 3, 2015	By: /s/ Gregory P. Niesen
Gregory P. Niesen
President and Chief Executive Officer